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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                       Sincerely,

                                       /s/ Shlomo Ziv & Co.

                                       Shlomo Ziv & Co.
                                       Certified Public Accountants (Isr.)
New York, New York
October 14, 1996